UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): September 15, 2006

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On September 15, 2006, Wind River Systems, Inc. (“the Company”) issued a press release related to the Company’s inability to timely file its Form 10-Q within the 5 day extension period provided by Rule 12b-25 as a result of a determination by the Audit Committee of the Board of Directors of the Company to retain independent legal counsel and accounting consultants to assist the Audit Committee in conducting its review of historical stock option granting practices and the related accounting.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In addition, the Company anticipates that it will receive a notification from Nasdaq that it does not meet the Nasdaq’s continued listing requirement as a result of the Company’s failure to timely file its Form 10-Q.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Text of Press Release issued by Wind River Systems, Inc. dated September 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2006	WIND RIVER SYSTEMS, INC.

	By:	/s/ Michael W. Zellner
Michael W. Zellner
Senior Vice President, Finance and Administration, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Number	Description
99.1	Text of Press Release issued by Wind River Systems, Inc. dated September 15, 2006